                                                      FORM OF
                                    DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                       With

                                        OppenheimerFunds Distributor, Inc.

                                               For Class B Shares of

                                         Oppenheimer Transition 2020 Fund

     This  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 5th day of June,  2006, by and between  Oppenheimer  Transition 2020 Fund
(the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

     1. The Plan. This Plan is the Fund's written  distribution and service plan for Class B shares  of the Fund  (the  "Shares"),  designed  to comply  with the provisions  of Rule 12b-1,  as it may be amended from time to time (the "Rule"), under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to this Plan the Fund will compensate the Distributor for its services in connection with the distribution of Shares,  and the personal service and maintenance of shareholder accounts  that hold  Shares  ("Accounts").  The Fund may act as  distributor  of securities  of which it is the issuer,  pursuant to the Rule,  according  to the terms of this Plan.  The terms and  provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the 1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of the
National Association of Securities Dealers,  Inc., or any amendment or successor to such rule (the  "NASD  Conduct  Rules")  and (iv) any  conditions  pertaining either to  distribution-related  expenses or to a plan of  distribution to which the Fund is subject under any order on which the Fund relies, issued at any time by the U.S. Securities and Exchange Commission ("SEC").

     2.  Definitions.  As used in this Plan, the following  terms shall have the following meanings:

     (a)  "Recipient"  shall mean any broker,  dealer,  bank or other  person or entity which: (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise  concerning the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

     (b)  "Independent  Trustees"  shall mean the members of the Fund's Board of
Trustees  who are not  "interested  persons" (as defined in the 1940 Act) of the
Fund and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreement relating to this Plan.

     (c) "Customers"  shall mean such brokerage or other customers or investment advisory  or other  clients of a  Recipient,  and/or  accounts  as to which such
Recipient  provides  administrative  support services or is a custodian or other fiduciary.

     (d) "Qualified Holdings" shall mean, as to any Recipient,  all Shares owned beneficially  or of record  by:  (i) such  Recipient,  or (ii) such  Recipient's
Customers,  but in no event shall any such  Shares be deemed  owned by more than one  Recipient for purposes of this Plan. In the event that more than one person or entity would  otherwise  qualify as  Recipients  as to the same  Shares,  the
Recipient which is the dealer of record on the Fund's books as determined by the
Distributor shall be deemed the Recipient as to such Shares for purposes of this
Plan.

     3.  Payments  for  Distribution   Assistance  and  Administrative   Support
Services.

     (a) Payments to the  Distributor.  In consideration of the payments made by the Fund to the  Distributor  under this Plan,  the  Distributor  shall  provide administrative  support  services and  distribution  assistance  services to the
Fund. Such services include distribution  assistance and administrative  support services  rendered in connection with Shares (1) sold in purchase  transactions,
(2) issued in exchange  for shares of another  investment  company for which the
Distributor serves as distributor or sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board  believes that the Distributor may not be rendering appropriate distribution assistance or administrative  support services in connection with the sale of Shares, then the
Distributor, at the request of the Board, shall provide the Board with a written report  or other  information  to  verify  that  the  Distributor  is  providing appropriate  services in this regard. For such services,  the Fund will make the following payments to the Distributor:

     (i)  Administrative  Support Services Fees.  Within forty-five (45) days of the end of each calendar  quarter,  the Fund will make payments in the aggregate amount of up to 0.25% on an annual  basis of the average  during  that  calendar quarter of the aggregate net asset value of the Shares  computed as of the close of each business day (the  "Service  Fee").  Such Service Fee payments  received from the Fund will  compensate  the  Distributor  for  providing  administrative support services with respect to Accounts.  The administrative  support services in  connection  with  Accounts  may  include,  but shall not be limited  to, the administrative  support  services  that a Recipient  may render as  described in
Section 3(b)(i) below.

     (ii) Distribution  Assistance Fees (Asset-Based  Sales Charge).  Within ten
(10) days of the end of each month, the Fund will make payments in the aggregate amount of up to 0.75% on an annual basis of the average  during the month of the aggregate  net asset value of Shares  computed as of the close of each  business
day  (the  "Asset-Based  Sales  Charge")   outstanding  until  such  Shares  are
repurchased  or  converted  to  another  class of shares of the Fund,  provided, however,  that a majority of the Independent Trustees may, but are not obligated to, set a time period (the "Fund Maximum Holding  Period") from time to time for such payments.  Such  Asset-Based  Sales Charge payments  received from the Fund will  compensate  the  Distributor  for  providing  distribution  assistance  in connection with the sale of Shares.

     The distribution assistance to be rendered by the Distributor in connection with the Shares may  include,  but shall not be limited to, the  following:  (i)
paying sales commissions to any broker,  dealer,  bank or other person or entity that sells Shares, and/or paying such persons "Advance Service Fee Payments" (as defined  below) in  advance  of,  and/or in  amounts  greater  than,  the amount provided for in Section 3(b) of this Agreement;  (ii) paying compensation to and expenses of personnel of the Distributor  who support  distribution of Shares by
Recipients;  (iii) obtaining  financing or providing such financing from its own resources,  or from an affiliate,  for the interest and other borrowing costs of the  Distributor's  unreimbursed  expenses  incurred in  rendering  distribution assistance  and  administrative  support  services to the Fund;  and (iv) paying other direct distribution costs, including without limitation the costs of sales
literature,   advertising  and  prospectuses   (other  than  those  prospectuses
furnished to current  holders of the Fund's shares  ("Shareholders"))  and state
"blue sky" registration expenses.

     (b) Payments to Recipients. The Distributor is authorized under the Plan to pay  Recipients  (1)  istribution  assistance  fees for  rendering  distribution assistance  in  connection  with the sale of Shares  and/or (2) service fees for rendering administrative support services with respect to Accounts.  However, no such  payments  shall be made to any Recipient for any such quarter in which its
Qualified  Holdings  do not equal or  exceed,  at the end of such  quarter,  the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Trustees.  All fee payments made by the
Distributor  hereunder  are  subject  to  reduction  or  chargeback  so that the aggregate  service fee payments  and Advance  Service Fee Payments do not exceed the limits on payments to  Recipients  that are, or may be,  imposed by the NASD
Conduct Rules. The Distributor may make Plan payments to any "affiliated person"
(as  defined  in the 1940  Act) of the  Distributor  if such  affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

     (i) Service Fee. In  consideration of the  administrative  support services provided by a Recipient during a calendar  quarter,  the Distributor  shall make service fee payments to that Recipient quarterly, within forty-five (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.25% on an annual basis of the average  during the  calendar  quarter of the  aggregate  net asset value of Shares,  computed as of the close of each  business  day,  constituting
Qualified  Holdings owned  beneficially  or of record by the Recipient or by its
Customers  for a period of more than the minimum  period (the  "Minimum  Holding
Period"),  if any,  that  may be set  from  time to  time by a  majority  of the
Independent Trustees.

     Alternatively,  the Distributor may, at its sole option, make the following service fee payments to any Recipient quarterly,  within forty-five (45) days of the end of each calendar  quarter:  (i) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of business on the day such
Shares are sold,  constituting Qualified Holdings,  sold by the Recipient during that  quarter and owned  beneficially  or of record by the  Recipient  or by its
Customers,  plus (ii)  service fee  payments at a rate not to exceed 0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate  net asset  value  of  Shares,  computed  as of  the  close  of  each  business  day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year. At the Distributor's sole  option,  the  Advance  Service  Fee  Payments  may be made more often than quarterly,  and sooner than the end of the calendar quarter. In the event Shares are  redeemed  less than one year  after the date such  Shares  were  sold,  the
Recipient is obligated  to and will repay the  Distributor  on demand a pro rata portion of such  Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

     The  administrative  support  services  to be  rendered  by  Recipients  in connection  with the  Accounts  may  include,  but shall not be limited  to, the following:  answering  routine inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the Fund and processing Share repurchase transactions, making the Fund's investment plans and dividend  payment options  available,  and providing such other  information and services  in  connection  with the  rendering  of personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

     (ii) Distribution  Assistance Fees (Asset-Based Sales Charge) Payments.  In
its sole discretion and irrespective of whichever  alternative  method of making service fee payments to Recipients is selected by the  Distributor,  in addition the  Distributor  may make  distribution  assistance fee payments to a Recipient quarterly,  within  forty-five (45) days after the end of each calendar quarter, at a rate not to exceed 0.1875% (0.75% on an annual basis) of the average during the calendar  quarter of the aggregate net asset value of Shares  computed as of
the  close  of  each  business  day   constituting   Qualified   Holdings  owned
beneficially  or of record by the Recipient or its  Customers  until such Shares are  repurchased or converted to another class of shares of the Fund,  provided, however,  that a majority of the Independent Trustees may, but are not obligated to, set a time period (the "Recipient  Maximum Holding  Period") for making such payments.  Distribution assistance fee payments shall be made only to Recipients that  are  registered  with  the  SEC  as a  broker-dealer  or are  exempt  from registration.

     The distribution  assistance to be rendered by the Recipients in connection with the sale of Shares may include, but shall not be limited to, the following:
distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders, providing compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the Recipient,  and
providing  such  other   information   and  services  in  connection   with  the
distribution of Shares as the Distributor or the Fund may reasonably request.

     (c) A majority of the Independent  Trustees may at any time or from time to time increase or decrease the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed the rates set forth above,  and/or direct the
Distributor to set,  eliminate or modify the Fund Maximum  Holding  Period,  any
Minimum Holding Period,  the Recipient Maximum Holding Period and/or any Minimum
Qualified  Holdings and/or to split  requirements so that different time periods apply to shares that are afforded different shareholder privileges and features.
The Distributor shall notify all Recipients of any Minimum  Qualified  Holdings,
Maximum  Holding Period and Minimum  Holding Period that are established and the rate of payments  hereunder  applicable  to  Recipients,  and shall provide each
Recipient  with written notice within thirty (30) days after any change in these provisions.  Inclusion of such  provisions  or a change in such  provisions in a revised current prospectus, Statement of Additional Information or supplement to either shall constitute sufficient notice.

     (d) The Service Fee and the Asset-Based  Sales Charge on Shares are subject to reduction or elimination under the limits that apply to such fees and charges under the NASD Conduct Rules relating to sales of shares of open-end funds.

     (e)  Under  the  Plan,  payments  may  also be made to  Recipients:  (i) by
OppenheimerFunds, Inc. ("OFI") from its own resources (which may include profits derived  from  the  advisory  fee it  receives  from the  Fund),  or (ii) by the
Distributor  (a subsidiary of OFI),  from its own  resources,  from  Asset-Based
Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

     (f)   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations set forth below. It may be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services qualifying for payment under the Plan if it has
Qualified  Holdings of Shares that entitle it to payments under the Plan. In the event that  either the  Distributor  or the Board  should have reason to believe that,  notwithstanding the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in connection  with the sale of
Shares or administrative support services for Accounts, then the Distributor, at the  request of the Board,  shall  require  the  Recipient  to provide a written report  or  other  information  to  verify  that  said  Recipient  is  providing appropriate  distribution  assistance  and/or  services in this  regard.  If the
Distributor or the Board of Trustees still is not satisfied after the receipt of such report,  either may take  appropriate  steps to terminate  the  Recipient's status  as  such  under  the  Plan,  whereupon  such  Recipient's  rights  as  a third-party  beneficiary  hereunder  shall  terminate.  Additionally,  in  their discretion, a majority of the Fund's Independent Trustees at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  where upon such  person's or entity's  rights as a  third-party  beneficiary  hereof  shall terminate.  Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any  payment  whatsoever  to any person or entity other than directly to the Distributor. The Distributor has no obligation  to pay any Service Fees or  Distribution  Assistance  Fees to any
Recipient  if the  Distributor  has not  received  payment  of  Service  Fees or
Distribution Assistance Fees from the Fund.

     4. Selection and Nomination of Trustees.  While this Plan is in effect, the selection  and  nomination  of  persons to be  Trustees  of the Fund who are not
"interested persons" of the Fund  ("Disinterested  Trustees") shall be committed to the discretion of the incumbent Disinterested Trustees.  Nothing herein shall prevent the incumbent  Disinterested  Trustees from  soliciting the views or the involvement  of others in such  selection  or  nominations  as long as the final decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Trustees.

     5. Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide written reports to the Fund's Board for its review, detailing the amount of all payments made under this Plan and the purpose for which the payments were made.  The reports  shall be  provided  quarterly,  and shall state  whether all provisions of Section 3 of this Plan have been complied with.

     6.  Related  Agreements.  Any  agreement  related  to this Plan shall be in writing and shall  provide  that:  (i) such  agreement  may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  Class B voting  shares;  (ii) such  termination shall be on not more than sixty days'  written  notice to any other party to the agreement;  (iii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement;  and (v)
such agreement shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least  annually  by a vote of the Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

     7. Effectiveness,  Continuation,  Termination and Amendment.  This Plan has
been approved by a vote of the Board and its Independent Trustees cast in person at a meeting  called on June 15,  2006 for the  purpose  of voting on this Plan.
Unless  terminated as  hereinafter  provided,  it shall continue in effect until renewed by the Board in  accordance  with the Rule and  thereafter  from year to year  or as the  Board  may  otherwise  determine  but  only  so  long  as  such continuance  is  specifically  approved at least annually by a vote of the Board and its Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

     This Plan may not be amended to increase  materially the amount of payments to be made under this Plan,  without  approval of the Class B Shareholders  at a meeting called for that purpose, and all material amendments must be approved by a vote of the Board and of the Independent Trustees.

     This  Plan  may be  terminated  at any  time by vote of a  majority  of the
Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares. In the event of such  termination,  the Board and its  Independent  Trustees shall  determine whether the  Distributor  shall be entitled to payment from the Fund of all or a portion of the Service  Fee and/or the  Asset-Based  Sales  Charge in respect of
Shares sold prior to the effective date of such termination.

     8.  Disclaimer  of  Shareholder  and  Trustee  Liability.  The  Distributor
understands  that the  obligations  of the Fund under this Plan are not  binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The Distributor  represents that it has notice of the provisions  of the  Declaration  of Trust of the Fund  disclaiming  Trustee  and shareholder liability for acts or obligations of the Fund.

                             Oppenheimer Transition 2020 Fund

                                /s/ Robert G. Zack
                          By: __________________________________________
                                Robert G. Zack
                                Secretary

                               OppenheimerFunds Distributor, Inc.

                                /s/ James H. Ruff
                            By: __________________________________________
                                    James H. Ruff
                                    President